Exhibit 24(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Community Bancorp. of our report dated February 22, 2006, with respect to the consolidated financial statements of Community Bancorp. included in the Annual Report on Form 10-K/A of Community Bancorp. for the year ended December 31, 2005.

/s/ Berry, Dunn, McNeil & Parker
April 28, 2006
Portland, Maine
VT Reg. No. 92-0000278